UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2012
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Autobytel Inc.

(Exact name of registrant as specified in its charter)
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Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 26, 2012, Autobytel Inc., a Delaware corporation ("Autobytel" or the "Company"), received a written notification from The NASDAQ Stock Market LLC ("NASDAQ") Listing Qualifications Department that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5550(a)(2) (the "Minimum Bid Price Requirement") and that the matter is now closed.
The notification from NASDAQ stated that on September 15, 2011, the staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the NASDAQ Listing Rules.  Since then, however, the closing bid price of Autobytel's common stock has been at $1.00 per share or greater for at least 10 consecutive business days.  Accordingly, Autobytel has regained compliance with the Minimum Bid Price Requirement.
A copy of the press release issued by the Company on July 26, 2012 with respect to this matter is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 27, 2012
Autobytel Inc.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated July 26, 2012

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